UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 11, 2021

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 in the section entitled “Issuance of Subordinated Notes” is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 11, 2021, Lincoln National Corporation (the “Company”) completed its previously announced offers to exchange all validly tendered and accepted 7.00% Capital Securities due 2066 (the “2066 capital securities”) and 6.05% Capital Securities due 2067 (the “2067 capital securities” and, collectively with the 2066 capital securities, the “capital securities”) previously issued by the Company for newly issued subordinated notes of the Company and the related solicitations of consents to amend the indentures governing the capital securities to eliminate various terms and conditions and other provisions (such offers to exchange, together with such consent solicitations, the “exchange offers” and such amendments the “proposed amendments”). Pursuant to the exchange offers, the aggregate principal amount of the capital securities set forth below were validly tendered, accepted and cancelled:

•	$562,034,000 aggregate principal amount of 2066 capital securities

•	$432,743,000 aggregate principal amount of 2067 capital securities

Following such cancellations, $160,493,000 aggregate principal amount of 2066 capital securities and $57,967,000 aggregate principal amount of 2067 capital securities remain outstanding.

Upon receipt of the requisite number of consents to adopt the proposed amendments, on August 11, 2021, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee to the indentures governing the capital securities, executed supplemental indentures pursuant to which the proposed amendments became effective on August 11, 2021 with respect to each series of capital securities. Copies of the Sixth Supplemental Junior Subordinated Indenture (with respect to the 2066 capital securities) and the Seventh Supplemental Junior Subordinated Indenture (with respect to the 2067 capital securities) are filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and incorporated by reference into this Item 8.01.

Filed as Exhibit 99.1 and incorporated herein by reference is a copy of the Company’s press release dated August 9, 2021 announcing the expiration and results of the exchange offers.

Issuance of Subordinated Notes

On August 11, 2021, in connection with the settlement of the exchange offers, the Company issued $562,034,000 aggregate principal amount of Floating Rate Subordinated Notes due 2066 (the “2066 subordinated notes”) and $432,743,000 aggregate principal amount of Floating Rate Subordinated Notes due 2067 (the “2067 subordinated notes” and, collectively with the 2066 subordinated notes, the “subordinated notes”). The exchange offers were registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a Registration Statement on Form S-4 (No. 333-257743), which was filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2021 and became effective on August 5, 2021. The terms of the subordinated notes are further described in the Company’s prospectus, dated as of August 5, 2021, as filed with the SEC under Rule 424(b)(3) of the Act on August 6, 2021.

The subordinated notes are governed by a Subordinated Indenture, dated August 11, 2021 (the “Base Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Subordinated Indenture, dated August 11, 2021 (the “First Supplemental Indenture”), between the Company and the Trustee, and the Second Supplemental Subordinated Indenture, dated August 11, 2021 (the “Second Supplemental Indenture,” and, together with the Base Indenture and the First Supplemental Indenture, the “Indentures”), between the Company and the Trustee.

The subordinated notes are unsecured subordinated obligations of the Company, rank senior to all of the capital securities, will rank pari passu, or equally, with all of the Company’s future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the subordinated notes and certain other obligations and rank, or will rank, junior to all of the Company’s existing and future senior debt. The subordinated notes are structurally subordinated to all existing and future liabilities of the Company’s subsidiaries and effectively subordinated to the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The 2066 subordinated notes will accrue interest at an annual rate of the benchmark, as defined in the Indentures, which will initially be 3-month LIBOR, plus a margin equal to 2.3575%, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, beginning on August 17, 2021. The 2067 subordinated notes will accrue interest at an annual rate of the benchmark, which will initially be 3-month LIBOR, plus a margin equal to 2.0400%, payable quarterly in arrears on January 20, April 20, July 20 and October 20 of each year, beginning on October 20, 2021. In each case, the interest rate will be determined by reference to a different reference rate than 3-month LIBOR if the Company or its designee determines that a benchmark transition event and its related benchmark replacement date, each as defined in the Indentures, have occurred with respect to 3-month LIBOR. Upon the occurrence of a benchmark transition event and its related benchmark replacement date, the interest rate for each interest payment period will be an annual rate equal to the sum of (i) the benchmark replacement, as defined in the Indentures, and (ii) the applicable margin of 2.3575% with respect to the 2066 subordinated notes and 2.0400% with respect to the 2067 subordinated notes. The initial benchmark replacement will be the sum of (i) the ISDA fallback rate, which is the rate that would apply for derivatives transactions referencing the International Swaps and Derivatives Association, Inc. (“ISDA”) definitions effective upon the occurrence of an index cessation date with respect to 3-month LIBOR excluding the ISDA fallback adjustment, as defined in the Indentures, and (ii) the ISDA fallback adjustment. On March 5, 2021, ISDA issued a statement that the fallback spread adjustment for all U.S. dollar LIBOR settings is fixed as of March 5, 2021; accordingly, the ISDA fallback adjustment for 3-month U.S. dollar LIBOR is equal to 0.26161%. Additional details regarding the interest provisions for the subordinated notes are set forth in the Indentures.

The 2066 subordinated notes will mature on May 17, 2066. The 2067 subordinated notes will mature on April 20, 2067. The subordinated notes are redeemable, in whole but not in part, at the Company’s option, at any time or from time to time prior to August 11, 2026, within 90 days after the occurrence of certain events, at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event”, in each case as defined in the Indentures, their principal amount or (ii) in the case of a “rating agency event”, as defined in the Indentures, at a redemption price equal to 102% of their principal amount, and in the case of clause (i) and (ii), plus accrued and unpaid interest to but excluding the date of redemption. At any time and from time to time on or after August 11, 2026, the subordinated notes are redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the subordinated notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption; provided that if the subordinated notes are not redeemed in whole, at least $25 million aggregate principal amount of the applicable series of subordinated notes, excluding any subordinated notes held by the Company or any of its affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest, must be paid in full on all outstanding subordinated notes for all interest periods ending on or before the date of redemption.

The Indentures provide that an event of default with respect to the subordinated notes shall occur only upon certain events of bankruptcy, insolvency or receivership involving the Company. If an event of default exists occurs and continues under the Indentures, the principal amount of the subordinated notes will automatically become due and payable without any declaration or other action on the part of the Trustee or any holder of the subordinated notes.

So long as no event of default with respect to the subordinated notes has occurred and is continuing, the Company may elect at one or more times to defer payment of interest on a series of the subordinated notes for one or more consecutive interest periods that do not exceed five years for a single deferral period, as defined in the Indentures. The Company may not defer interest beyond the applicable maturity date of the subordinated notes, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the subordinated notes. During a deferral period, interest will continue to accrue on the subordinated notes, and deferred interest will bear additional interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. At the end of five years following the commencement of a deferral period, the Company must pay all accrued and unpaid deferred interest, including compounded interest and if all deferred interest (including compounded interest thereon) has been paid on a series of subordinated notes, the Company may again defer interest payments on that series of subordinated notes. If the Company has given notice of its election to defer interest payments on a series of the subordinated notes but the related deferral period has not yet commenced or a deferral period is continuing, the Company and its subsidiaries will generally be restricted from making payments on or redeeming or purchasing any shares of capital stock or debt securities or guarantees that rank, upon liquidation, on a parity with or junior to the subordinated notes, subject to certain limited exceptions set forth in the Indentures.

The foregoing summary of the subordinated notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture attached as Exhibit 4.3 hereto; (ii) the First Supplemental Indenture attached as Exhibit 4.4 hereto; (iii) the Second Supplemental Indenture attached as Exhibit 4.5 hereto; and (iv) the forms of the subordinated notes attached as Exhibits 4.6 and 4.7 hereto, the terms of which are in each case incorporated by reference into this Item 8.01 and Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Sixth Supplemental Junior Subordinated Indenture, dated August 11, 2021, to Junior Subordinated Indenture, dated May 1, 1996.

4.2	Seventh Supplemental Junior Subordinated Indenture, dated August 11, 2021, to Junior Subordinated Indenture, dated May 1, 1996.

4.3	Subordinated Indenture, dated August 11, 2021, between Lincoln National Corporation and The Bank of New York Mellon, as trustee.

4.4	First Supplemental Subordinated Indenture, dated August 11, 2021, to Subordinated Indenture.

4.5	Second Supplemental Subordinated Indenture, dated August 11, 2021, to Subordinated Indenture.

4.6	Form of Floating Rate Subordinated Note due 2066.

4.7	Form of Floating Rate Subordinated Note due 2067.

99.1	Press Release, dated August 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Randal J. Freitag
Name:	Randal J. Freitag
Title:	Executive Vice President and Chief Financial Officer

Date: August 12, 2021